Exhibit 99.1
News Release
Pentair Reports Second Quarter 2016 Results

•	Second quarter sales of $1.7 billion.

•	Second quarter GAAP EPS of $0.78 and adjusted EPS of $1.11.

•
Net cash provided by operating activities of $385 million and free cash flow of $351 million in the quarter. The company expects to deliver full year free cash flow of approximately 100 percent of adjusted net income.

•	The company updates its 2016 GAAP EPS to a range of $3.23 - $3.38 and on an adjusted basis to a range of $4.05 - $4.20.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — July 28, 2016— Pentair plc (NYSE: PNR) today announced second quarter 2016 sales of $1.7 billion. Sales were up 4 percent compared to sales for the same period last year. Excluding the unfavorable impact of currency translation ("FX") and the positive contribution from acquisitions, core sales declined 3 percent in the second quarter. Second quarter 2016 earnings per diluted share from continuing operations ("EPS") were $0.78 compared to $0.84 in the second quarter of 2015. On an adjusted basis, the company reported EPS of $1.11 compared to $1.08 in the second quarter of 2015. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Second quarter 2016 operating income was $217 million, down 1 percent compared to operating income for second quarter of 2015, and return on sales ("ROS") was 12.5 percent, a decrease of 60 basis points when compared to the second quarter of 2015. On an adjusted basis, the company reported segment income of $291 million for the second quarter, up 7 percent compared to segment income for the second quarter of 2015, and ROS was 16.8 percent, an increase of 30 basis points when compared to the second quarter of 2015.
Net cash provided by operating activities was $385 million and free cash flow was $351 million for the quarter. The company continues to expect to deliver full year free cash flow of approximately 100 percent of adjusted net income.
Pentair paid dividends of $0.33 per share in the second quarter of 2016. Pentair previously announced on December 8, 2015 that its Board of Directors approved a 5 percent increase in the company's regular annual cash dividend rate for 2016 to $1.34 from $1.28. 2016 marks the 40th consecutive year that Pentair has increased its dividend.
"We are pleased with our second quarter performance, which came in at the high end of our expectations as we once again executed against our commitments," said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "We continue to be encouraged by the strength in our Residential & Commercial and Infrastructure verticals. We have narrowed our full year outlook reflecting further signs of stabilization in our Industrial business and what we believe is sequential flattening in our Energy business. Our cash flow remains strong and we remain focused on further strengthening our balance sheet."

OUTLOOK
The company updates its 2016 GAAP EPS to a range of $3.23 - $3.38 and on an adjusted basis to a range of $4.05 - $4.20. The company anticipates full year 2016 sales of $6.7 billion, or up approximately 4 percent on a reported basis and down approximately 1 percent on a core basis. The company still expects to deliver full year free cash flow of approximately 100 percent of adjusted net income.
In addition, the company introduced third quarter 2016 GAAP EPS guidance of $0.86 - $0.92 and on an adjusted basis $1.02 - $1.08, up approximately 8 percent on an adjusted basis versus the same quarter last year. The company expects third quarter revenue to be approximately $1.66 billion, which would be up approximately 7 percent on a reported basis and flat on a core basis compared to third quarter 2015 revenue.

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EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company's performance, second quarter and first half 2016 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company's website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair's website. The webcast and presentation will be archived at the company's website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include overall global economic and business conditions, including worldwide demand for oil and gas; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the ability to successfully integrate and achieve the expected benefits of the acquisition of ERICO Global Company; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including in our 2015 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers' diverse needs in water and other fluids, thermal management and equipment protection. With 2015 revenues of $6.4 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations & Strategic Planning
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2016	June 27, 2015	June 30, 2016	June 27, 2015
Net sales	$1,733.3	$1,661.2	$3,308.8	$3,136.2
Cost of goods sold	1,134.1	1,095.0	2,174.2	2,059.8
Gross profit	599.2	566.2	1,134.6	1,076.4
% of net sales	34.6%	34.1%	34.3%	34.3%
Selling, general and administrative	348.4	319.3	680.0	628.5
% of net sales	20.1%	19.3%	20.6%	20.0%
Research and development	33.9	29.0	67.1	58.8
% of net sales	2.0%	1.7%	2.0%	1.9%
Operating income	216.9	217.9	387.5	389.1
% of net sales	12.5%	13.1%	11.7%	12.4%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(1.0)	(0.6)	(1.9)	(1.1)
Net interest expense	35.5	18.6	71.9	36.8
% of net sales	2.0%	1.1%	2.2%	1.2%
Income from continuing operations before income taxes	182.4	199.9	317.5	353.4
Provision for income taxes	39.6	46.0	67.3	81.3
Effective tax rate	21.7%	23.0%	21.2%	23.0%
Net income from continuing operations	142.8	153.9	250.2	272.1
Loss from discontinued operations, net of tax	—	(1.3)	—	(5.6)
Loss from sale / impairment of discontinued operations, net of tax	—	(4.8)	—	(4.8)
Net income	$142.8	$147.8	$250.2	$261.7
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.79	$0.85	$1.38	$1.51
Discontinued operations	—	(0.03)	—	(0.06)
Basic earnings per ordinary share	$0.79	$0.82	$1.38	$1.45
Diluted
Continuing operations	$0.78	$0.84	$1.37	$1.49
Discontinued operations	—	(0.03)	—	(0.06)
Diluted earnings per ordinary share	$0.78	$0.81	$1.37	$1.43
Weighted average ordinary shares outstanding
Basic	180.9	179.8	180.8	180.1
Diluted	183.0	182.3	182.8	182.6
Cash dividends paid per ordinary share	$0.33	$0.32	$0.66	$0.64

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2016	December 31, 2015
In millions
Assets
Current assets
Cash and cash equivalents	$173.3	$126.3
Accounts and notes receivable, net	1,086.2	1,167.7
Inventories	1,133.2	1,174.3
Other current assets	400.1	309.3
Total current assets	2,792.8	2,777.6
Property, plant and equipment, net	937.6	942.8
Other assets
Goodwill	5,231.5	5,255.4
Intangibles, net	2,419.6	2,490.1
Other non-current assets	362.3	367.6
Total other assets	8,013.4	8,113.1
Total assets	$11,743.8	$11,833.5
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$—	$0.7
Accounts payable	531.7	578.8
Employee compensation and benefits	216.3	262.9
Other current liabilities	667.9	644.1
Total current liabilities	1,415.9	1,486.5
Other liabilities
Long-term debt	4,551.7	4,685.8
Pension and other post-retirement compensation and benefits	282.0	287.2
Deferred tax liabilities	815.2	844.2
Other non-current liabilities	512.7	521.0
Total liabilities	7,577.5	7,824.7
Equity	4,166.3	4,008.8
Total liabilities and equity	$11,743.8	$11,833.5

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2016	June 27, 2015
Operating activities
Net income	$250.2	$261.7
Loss from discontinued operations, net of tax	—	5.6
Loss from sale / impairment of discontinued operations, net of tax	—	4.8
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.9)	(1.1)
Depreciation	68.3	66.8
Amortization	75.2	55.6
Deferred income taxes	(26.6)	4.9
Share-based compensation	22.3	19.4
Excess tax benefits from share-based compensation	(3.2)	(4.6)
Loss (gain) on sale of assets	7.5	(8.3)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	89.7	2.7
Inventories	36.7	(97.6)
Other current assets	(75.9)	(35.6)
Accounts payable	(47.3)	(43.4)
Employee compensation and benefits	(48.0)	(41.2)
Other current liabilities	37.0	30.3
Other non-current assets and liabilities	(14.5)	(24.9)
Net cash provided by (used for) operating activities of continuing operations	369.5	195.1
Net cash provided by (used for) operating activities of discontinued operations	—	(9.6)
Net cash provided by (used for) operating activities	369.5	185.5
Investing activities
Capital expenditures	(74.6)	(66.8)
Proceeds from sale of property and equipment	9.5	23.1
Acquisitions, net of cash acquired	—	(99.0)
Other	(3.0)	(0.5)
Net cash provided by (used for) investing activities of continuing operations	(68.1)	(143.2)
Net cash provided by (used for) investing activities of discontinued operations	—	59.0
Net cash provided by (used for) investing activities	(68.1)	(84.2)
Financing activities
Net repayments of short-term borrowings	—	(0.3)
Net (repayments) receipts of commercial paper and revolving long-term debt	(139.8)	263.4
Repayment of long-term debt	(0.7)	(4.3)
Excess tax benefits from share-based compensation	3.2	4.6
Shares issued to employees, net of shares withheld	8.3	17.3
Repurchases of ordinary shares	—	(200.0)
Dividends paid	(119.7)	(115.6)
Net cash provided by (used for) financing activities	(248.7)	(34.9)
Effect of exchange rate changes on cash and cash equivalents	(5.7)	(29.5)
Change in cash and cash equivalents	47.0	36.9
Cash and cash equivalents, beginning of year	126.3	110.4
Cash and cash equivalents, end of year	$173.3	$147.3

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Six months ended
In millions	June 30, 2016	June 27, 2015

Net cash provided by (used for) operating activities of continuing operations	$369.5	$195.1
Capital expenditures	(74.6)	(66.8)
Proceeds from sale of property and equipment	9.5	23.1
Free cash flow	$304.4	$151.4

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2016			2015
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Water Quality Systems	$331.5	$397.1	$728.6	$306.9	$387.7	$694.6
Flow & Filtration Solutions	337.7	368.7	706.4	350.1	374.6	724.7
Technical Solutions	524.6	540.6	1,065.2	395.8	407.1	802.9
Valves & Controls	387.0	433.6	820.6	429.2	496.4	925.6
Other	(5.3)	(6.7)	(12.0)	(7.0)	(4.6)	(11.6)
Consolidated	$1,575.5	$1,733.3	$3,308.8	$1,475.0	$1,661.2	$3,136.2
Segment income (loss)
Water Quality Systems	$61.7	$98.2	$159.9	$51.8	$88.2	$140.0
Flow & Filtration Solutions	39.5	55.5	95.0	36.4	57.1	93.5
Technical Solutions	112.8	111.6	224.4	77.6	86.4	164.0
Valves & Controls	25.3	43.7	69.0	55.4	64.4	119.8
Other	(29.5)	(17.6)	(47.1)	(21.9)	(22.6)	(44.5)
Consolidated	$209.8	$291.4	$501.2	$199.3	$273.5	$472.8
Return on sales
Water Quality Systems	18.6%	24.7%	21.9%	16.9%	22.8%	20.2%
Flow & Filtration Solutions	11.7%	15.0%	13.4%	10.4%	15.2%	12.9%
Technical Solutions	21.5%	20.6%	21.1%	19.6%	21.2%	20.4%
Valves & Controls	6.5%	10.1%	8.4%	12.9%	13.0%	12.9%
Consolidated	13.3%	16.8%	15.1%	13.5%	16.5%	15.1%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2016 to the non-GAAP excluding the effect of 2016 adjustments (Unaudited)

	Actual		Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter		Full Year
Total Pentair
Net sales	$1,575.5	$1,733.3	approx	$1,660	approx	$6,680
Operating income	170.6	216.9	approx	239	approx	897
% of net sales	10.8%	12.5%	approx	14.4%	approx	13.4%
Adjustments:
Restructuring and other	0.7	35.9	approx	—	approx	37
Intangible amortization	37.6	37.6	approx	37	approx	150
Equity income of unconsolidated subsidiaries	0.9	1.0	approx	1	approx	4
Segment income	209.8	291.4	approx	277	approx	1,088
% of net sales	13.3%	16.8%	approx	16.7%	approx	16.3%
Net income from continuing operations—as reported	107.4	145.0	approx	162	approx	604
Adjustments to operating income	38.3	73.5	approx	37	approx	187
Income tax adjustments	(7.8)	(15.1)	approx	(7)	approx	(38)
Net income from continuing operations—as adjusted	$137.9	$203.4	approx	$192	approx	$753
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.59	$0.78	approx	$ 0.86 - 0.92	approx	$ 3.23 - 3.38
Adjustments	0.17	0.33	approx	0.16	approx	0.82
Diluted earnings per ordinary share—as adjusted	$0.76	$1.11	approx	$ 1.02 - 1.08	approx	$ 4.05 - 4.20

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Strategic Business Group
for the quarter ending June 30, 2016

	Q2 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Water Quality Systems	2.9%	(0.5)%	—%	2.4%
Aquatic & Environmental Systems	4.0%	(0.5)%	—%	3.5%
Water Filtration	1.4%	(0.2)%	—%	1.2%
Flow & Filtration Solutions	(1.1)%	(0.5)%	—%	(1.6)%
Water Technologies	(2.8)%	(0.3)%	—%	(3.1)%
Fluid Solutions	(2.9)%	(0.5)%	—%	(3.4)%
Process Filtration	9.7%	(0.5)%	—%	9.2%
Technical Solutions	0.2%	(1.3)%	33.9%	32.8%
Enclosures	(4.9)%	(0.7)%	—%	(5.6)%
Thermal Management	7.0%	(2.3)%	—%	4.7%
Engineered Fastening Solutions	—%	—%	100.0%	100.0%
Valves & Controls	(11.2)%	(1.5)%	—%	(12.7)%
Aftermarket/MRO	(5.9)%	(1.5)%	—%	(7.4)%
Engineered Projects	(16.5)%	(1.1)%	—%	(17.6)%
Total Pentair	(3.1)%	(0.9)%	8.3%	4.3%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2015 to the non-GAAP excluding the effect of 2015 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,475.0	$1,661.2	$1,552.1	$1,760.7	$6,449.0
Operating income (loss)	171.2	217.9	180.0	(391.9)	177.2
% of net sales	11.6%	13.1%	11.6%	(22.3)%	2.7%
Adjustments:
Restructuring and other	—	25.5	25.3	70.1	120.9
Pension and other post-retirement mark-to-market gain	—	—	—	(23.0)	(23.0)
Intangible amortization	27.6	28.0	28.2	37.6	121.4
Inventory step-up	—	1.5	1.4	32.8	35.7
Deal related costs and expenses	—	—	14.3	—	14.3
Goodwill and tradename impairment	—	—	—	554.7	554.7
Equity income of unconsolidated subsidiaries	0.5	0.6	0.9	0.8	2.8
Segment income	199.3	273.5	250.1	281.1	1,004.0
% of net sales	13.5%	16.5%	16.1%	16.0%	15.6%
Net income (loss) from continuing operations—as reported	118.2	153.9	115.2	(452.3)	(65.0)
Loss on sale of businesses	—	—	—	3.2	3.2
Amortization of bridge financing fees	—	—	10.7	—	10.7
Adjustments to operating income (loss)	27.6	55.0	69.2	672.2	824.0
Income tax adjustments	(6.4)	(12.6)	(18.4)	(16.7)	(54.1)
Net income from continuing operations—as adjusted	$139.4	$196.3	$176.7	$206.4	$718.8
Continuing earnings per ordinary share—diluted
Diluted earnings (loss) per ordinary share—as reported	$0.65	$0.84	$0.63	$(2.51)	$(0.36)
Adjustments	0.11	0.24	0.34	3.64	4.30
Diluted earnings per ordinary share—as adjusted	$0.76	$1.08	$0.97	$1.13	$3.94